                                                               Exhibit 8(a)(vii)

                      SUPPLEMENT TO PARTICIPATION AGREEMENT
                         DATED AS OF OCTOBER 30TH, 1998
                 (as amended and supplemented from time to time)

                                      AMONG

             DWS VARIABLE SERIES II (formerly Investors Fund Series)
      DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC. (formerly Scudder Kemper
                               Investments, Inc.)
     DWS INVESTMENTS DISTRIBUTORS, INC. (formerly Kemper Distributors, Inc.)

             THE LINCOLN NATIONAL LIFE INSURANCE COMPANY ("Company")

                                       AND
                   LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK,

                          A New York insurance company
  (Both The Lincoln National Life Insurance Company and Lincoln Life & Annuity
     Company of New York herein referred to collectively as the "Companies")

WHEREAS, pursuant to a Participation Agreement (the "Agreement') dated October 30, 1998, DWS Variable Series II, Deutsche Investment Management Americas Inc., DWS Investments Distributors, Inc., The Lincoln National Life Insurance Company and/or their predecessors in interest agreed to certain rights and responsibilities relative to the offering of fund shares; and

WHEREAS, the parties desire to offer fund shares to be purchased by certain Separate Accounts sponsored by The Lincoln National Life Insurance Company and Lincoln Life & Annuity Company of New York on behalf of owners of certain variable annuity contracts; and

WHEREAS, the parties desire to amend the Agreement to add additional Contracts to be available for purchase by the Companies on behalf of the sponsored Separate Accounts and Variable Annuity Contracts;

NOW, THEREFORE, in consideration of mutual promises and representations it is agreed as follows:

1. Schedule A of the Agreement is amended and replaced with the new Schedule A which is attached to this Agreement.

Except as amended hereby, the Agreement remains in full force and effect in accordance with its terms.

                              [Signatures Follow]

IN WITNESS WHEREOF, each of the parties has caused this Supplement to be executed in its name and on its behalf by its duly authorized representative as of May 1, 2014.



     COMPANIES                      The Lincoln National Life Insurance Company

                                    By: /s/ Daniel R. Hayes
                                        ----------------------------------------
                                    Name: Daniel R. Hayes
                                    Title: Vice President

                                    Lincoln Life & Annuity Company of New York

                                    By: /s/ Daniel R. Hayes
                                        ----------------------------------------
                                    Name: Daniel R. Hayes
                                    Title: Vice President


     FUND                           DWS Variable Series II

                                    By: /s/ John Millette
                                        ----------------------------------------
                                    Name: John Millette
                                    Title: Vice President & Secretary


     ADVISER                        Deutsche Investment Management Americas Inc.

                                    By: /s/ Christine Rosner
                                        ----------------------------------------
                                    Name: Christine Rosner
                                    Title: Managing Director

                                    By: /s/ illegible
                                        ----------------------------------------
                                    Name:
                                    Title: Managing Director


     UNDERWRITER                    DWS Investments Distributors, Inc.

                                    By: /s/ Robert Kendall
                                        ----------------------------------------
                                    Name: Robert Kendall
                                    Title: Managing Director


                                    By: /s/ Christine Rosner
                                        ----------------------------------------
                                    Name: Christine Rosner
                                    Title: Managing Director

                                                SCHEDULE A


NAME OF SEPARATE ACCOUNTS AND
DATE ESTABLISHED BY BOARD OF DIRECTORS

Lincoln National Variable Annuity Account C                         June 3, 1981
Lincoln Life Variable Annuity Account L                           April 29, 1996
Lincoln Life & Annuity Variable Annuity Account L                  July 24, 1996
Lincoln Life Variable Annuity Account N                         November 3, 1997
Lincoln New York Account N for Variable Annuities                 March 11, 1999
Lincoln Life Variable Annuity Account Q                         November 3, 1997
Lincoln Life Variable Life Account M                           December 17, 1997
Lincoln Life Variable Life Account R                           December 23, 1997
Lincoln Life Variable Life Account S                           December 24, 1999
Lincoln Life Variable Life Account Z                               July 30, 2003
Lincoln Life & Annuity Variable Life Account M                 December 17, 1997
Lincoln Life & Annuity Variable Life Account Z                     June 21, 2006
LLANY Variable Life Account R                                  February 11, 1998
LLANY Variable Life Account S                                     March 12, 1999

CONTRACTS FUNDED BY SEPARATE ACCOUNT


Lincoln ChoicePlus                            Lincoln Investor Advantage(SM) RIA
Lincoln ChoicePlus Access                     MultiFund(R) 1-4 Individual Variable Annuity
Lincoln ChoicePlus Bonus                      MultiFund(R) 5 Individual Variable Annuity
Lincoln ChoicePlus II                         MultiFund(R) Select Individual Variable Annuity
Lincoln ChoicePlus II Access                  MultiFund(R) Group Variable Annuity
Lincoln ChoicePlus II Bonus                   Group Variable Annuity (GVA)
Lincoln ChoicePlus II Advance                 Lincoln VULcv-IV
Lincoln ChoicePlus Assurance (A Share/Class)  Lincoln VULdb-IV
Lincoln ChoicePlus Assurance (B Share/Class)  Lincoln AssetEdge(sm) VUL
Lincoln ChoicePlus Assurance (C Share)        Lincoln VULone2007
Lincoln ChoicePlus Assurance (L Share)        Lincoln SVULone2007
Lincoln ChoicePlus Assurance (Bonus)          Lincoln VULone
Lincoln ChoicePlus Assurance (Prime)          Lincoln VULone2005
Lincoln ChoicePlus Assurance (Series)         Lincoln VULone 2010
Lincoln ChoicePlus Design                     Lincoln SVUL-IV
Lincoln ChoicePlus Fusion                     Lincoln PreservationEdge(sm) SVUL
Lincoln ChoicePlus Rollover                   Lincoln SVULone
Lincoln ChoicePlus Signature                  Lincoln Corporate Variable 5
Lincoln InvestmentSolutions                   Lincoln Corporate Commitment VUL
Lincoln Investor Advantage(SM)                  Private Placement VUL
Lincoln Investor Advantage(SM) Fee-Based

DESIGNATED PORTFOLIOS


                                              Class
DWS Alternative Asset Allocation VIP            A
DWS Alternative Asset Allocation VIP            B

                                       3